Exhibit 99.1

Inphi Corporation Announces Second Quarter 2012 Results

SANTA CLARA, Calif., July 25, 2012 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed mixed signal semiconductor solutions for the communications and computing markets, today announced financial results for its second quarter ended June 30, 2012.

Revenue for the second quarter of 2012 was $23.3 million, up 15% sequentially from $20.2 million reported in the first quarter of 2012. This compares to $24.0 million reported for the second quarter of 2011.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of 2012 was 64.3% of revenue, compared with 63.2% of revenue for the first quarter of 2012 and 64.8% of revenue for the second quarter of 2011.

GAAP net loss for the second quarter of 2012 was $1.6 million, or ($0.06) per diluted common share, compared with GAAP net loss of $1.5 million or ($0.05) per diluted common share for the first quarter of 2012 and GAAP net income of $2.4 million, or $0.08 per diluted common share, for the second quarter of 2011.

Inphi reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross margin, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Gross margin on a non-GAAP basis for the second quarter of 2012 was 65.1% of revenue, compared with 65.2% for the first quarter of 2012 and 65.3% of revenue for the second quarter of 2011.

Non-GAAP net income for the second quarter of 2012 was $1.5 million, or $0.05 per diluted common share. This compares with non-GAAP net income of $1.0 million or $0.03 per diluted common share for the first quarter of 2012 and non-GAAP net income of $4.0 million, or $0.14 per diluted share, for the second quarter of 2011.

“Inphi delivered sequential double-digit revenue growth for the second quarter in a row,” said Ford Tamer, President and CEO of Inphi. “We benefited from the growth of LRDIMM in data centers and the growth of 40G and 100G in cloud and carrier markets. Inphi’s end-to-end data transport platform from fiber to memory enables customers to bridge the gap between processor and I/O performance, resulting in higher system performance at a lower total cost of ownership.”

Recent Highlights

•

HP announced its Proliant Generation 8 server systems based on the Intel® Xeon® Processor E5 family, which utilize Inphi’s memory buffers for LRDIMM and drive up to 768GB in capacity at up to 1333 MT/s

•

“IBM achieves the highest TPC-C and TPC-E benchmarks ever” on x86 two-processor servers configured with Inphi’s memory buffers for LRDIMM, as announced by IBM and the Transaction Processing Performance Council

•	IBM announced its x3750 M4 four-processor system, which utilizes Inphi memory buffers for LRDIMM and expands capacity and performance to 1.5TB and 1333 Mhz at the low power threshold of 1.35V

•	Inphi delivers the industry’s lowest power DDR3 register for Intel and AMD server platforms; enables 20% in power savings while significantly increasing speed and capacity

First Half 2012 Results

For the six months ended June 30, 2012, revenue was $43.5 million, compared with $45.5 million for the first six months ended June 30, 2011. GAAP net loss for the six months ended June 30, 2012 was $3.1 million, or ($0.11) per diluted share, on approximately 28.2 million diluted weighted average common shares outstanding. This compared with GAAP net income of $4.8 million, or $0.16 per diluted share, on approximately 29.5 million diluted weighted average common shares outstanding for the six months ended June 30, 2011.

Non-GAAP net income for the six months ended June 30, 2012 was $2.5 million, or $0.08 per diluted weighted average common share outstanding. This compared with non-GAAP net income of $6.9 million for the six months ended June 30, 2011, or $0.23 per diluted weighted average common share outstanding.

Business Outlook

The following statements are based on our current expectations for the third quarter of 2012. These statements are forward-looking and actual results may differ materially.

•	We expect our revenues to be up 3 - 9% sequentially in Q3 2012, resulting in a range of $24.0 million to $25.5 million.

•

GAAP net loss, which includes non-cash stock based compensation expense, is expected to be a loss of $0.4 million to $1.0 million or ($0.01) to ($0.03) per diluted common share on 30 million estimated fully diluted common shares.

•	Non-GAAP net income, excluding stock-based compensation expense, is expected to be between $1.4 million and $2.1 million, or $0.05 - $0.07 per diluted common share.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time today with Ford Tamer, President and Chief Executive Officer, and John Edmunds, Chief Financial Officer, to discuss second quarter of 2012 results.

The call can be accessed by dialing 866-578-5747; international callers should dial 617-213-8054, participant passcode: 53832913. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed mixed signal semiconductor solutions for the communications and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next- generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter of 2012 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: our business outlook and current expectation for the third quarter of 2012, including our revenue, gross margin, stock-based compensation expense, operating performance, net income, earnings per share; expectations of our growth; expectations of our customers’ products, success and growth; expectations of economic trends and macroeconomic conditions; benefits of using non-GAAP financial measures; benefits of our products; relationships with our customers and ecosystem partners; and our operating prospects. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2011, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$23,308	$24,001	$43,509	$45,505
Cost of revenue	8,332	8,458	15,756	15,845

Gross margin	14,976	15,543	27,753	29,660

Operating expenses:
Research and development	9,910	7,292	18,572	13,661
Sales and marketing	3,745	3,138	7,268	5,719
General and administrative	2,755	2,377	6,367	4,419

Total operating expenses	16,410	12,807	32,207	23,799

Income (loss) from operations	(1,434)	2,736	(4,454)	5,861
Other income	210	90	448	131

Income (loss) before income taxes	(1,224)	2,826	(4,006)	5,992
Provision (benefit) for income taxes	346	383	(924)	1,149

Net income (loss)	$(1,570)	$2,443	$(3,082)	$4,843

Earnings per share:
Basic	$(0.06)	$0.09	$(0.11)	$0.19

Diluted	$(0.06)	$0.08	$(0.11)	$0.16

Weighted-average shares used in computing earnings per share:
Basic	28,321,122	26,701,216	28,179,886	25,965,303
Diluted	28,321,122	29,632,068	28,179,886	29,453,655

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$190	$119	$319	$160
Research and development	1,481	1,066	2,647	1,345
Sales and marketing	840	660	1,544	798
General and administrative	800	470	1,418	640

	$3,311	$2,315	$5,928	$2,943

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$33,763	$29,696
Short-term investments in marketable securities	90,054	89,283
Accounts receivable, net	10,965	9,358
Inventories	4,929	5,716
Deferred tax assets and other current assets	7,151	6,032

Total current assets	146,862	140,085
Property and equipment, net	12,320	9,566
Goodwill	5,875	5,875
Deferred tax assets and other assets	17,112	17,102

Total assets	$182,169	$172,628

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,531	$5,016
Accrued expenses and other current liabilities	6,967	3,745
Deferred revenue	2,797	1,929

Total current liabilities	16,295	10,690
Other liabilities	3,506	3,534

Total liabilities	19,801	14,224

Stockholders’ equity:
Common Stock	28	28
Additional paid-in capital	197,135	190,314
Accumulated deficit	(35,795)	(32,713)
Accumulated other comprehensive income	1,000	775

Total stockholders’ equity	162,368	158,404

Total liabilities and stockholders’ equity	$182,169	$172,628

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the audited financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation and certain warranty, legal costs and other claims. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations; non-GAAP financial information excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP and are not an alternative to GAAP financial information; these measurements may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP net income (loss)	$(1,570)	$2,443	$(3,082)	$4,843
Adjusting items to GAAP net income (loss):
Operating expenses related to stock-based compensation expense, net of tax effect	2,445 (a)	1,560 (a)	4,369 (a)	2,010 (a)
Adjustment to revenue as a result of warranty claim	—	—	548 (b)	—
Legal expense and accrual of provisional costs	—	—	519 (c)	—
Delta in interim period tax allocation from GAAP to non-GAAP	666 (d)	—	155 (d)	—

Non-GAAP net income	$1,541	$4,003	$2,509	$6,853

Shares used in computing non-GAAP basic earnings per share	28,321,122	26,701,216	28,179,886	25,965,303

Shares used in computing non-GAAP diluted earnings per share	29,633,902	29,632,068	29,708,105	29,453,655

Non-GAAP earnings per share:
Basic	$0.05	$0.15	$0.09	$0.26

Diluted	$0.05	$0.14	$0.08	$0.23

GAAP gross margin as a % of revenue	64.3%	64.8%	63.8%	65.2%
Stock-based compensation:
Cost of revenue	0.8%	0.5%	0.7%	0.4%
Adjustment to revenue as a result of warranty claim	—	—	0.6%	—

Non-GAAP gross margin as a % of revenue	65.1%	65.3%	65.1%	65.6%

(a)	Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(b)	Reflects reduction in revenue as a result of warranty claim of a customer. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(c)	Reflects legal expense and accrual of provisional costs with regard to employment and other related claims, net of insurance reimbursement. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(d)	Reflects the delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -THIRD QUARTER 2012 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending September 30, 2012
	High	Low
Estimated GAAP net income (loss)	$(400)	$(1,000)
Adjusting items to estimated GAAP net income (loss):
Operating expenses related to stock-based compensation expense	3,400	3,300
Tax effect of stock-based compensation expense	(900)	(900)

Estimated non-GAAP net income	$2,100	$1,400

Shares used in computing estimated non-GAAP diluted earnings per share	30,000,000	30,000,000

Estimated non-GAAP diluted earnings per share	$0.07	$0.05